Exhibit 99.1

PERNIX GROUP, INC. ANNOUNCES NEW SENIOR MANAGEMENT IN FINANCE AND STRATEGY

Lombard, Illinois — January 5, 2012 — Pernix Group, Inc. (OTCBB: PRXG) announced today that Gregg Pollack and Scott Finch have both recently joined the management team of Pernix as Chief Financial Officer & Vice President — Administration and Vice President - Finance & Corporate Strategy, respectively.  With Mr. Pollack’s arrival, Nidal Zayed, Chief Executive Officer of Pernix, will no longer be serving as Interim CFO of the company.

Mr. Pollack was most recently CEO of Tasmanian Dairy Products Co. Ltd., an Australian dairy company formed to build and operate a $70 million milk processing plant. Prior to his work overseas, he was a Managing Director with Chicago-based investment bank Dresner Partners, where he was employed for over 12 years. Mr. Pollack’s professional experience includes extensive corporate finance, strategic planning, project management and merger & acquisition work for both publicly traded and privately owned businesses. He received a BS in Economics (concentration in Accounting) and an MBA in Finance from the Wharton School of the University of Pennsylvania, and he is a member of the AICPA and the Illinois CPA Society.

Mr. Finch also brings extensive financing and M&A experience to Pernix, having completed nearly 100 transactions totaling in excess of $40 billion in gross proceeds, as a banker or member of management for both publicly traded and privately held companies. His efforts on the corporate side have been focused on creating and managing international treasury operations, managing banking and investor relations, and helping companies grow through the identification, financing, and integration of M&A transactions. His international financing expertise includes acquisition and project finance, securitizations, and equity transactions. He received a JD from Vanderbilt University and an MBA in Finance and Corporate Strategy from The University of Michigan.

Nidal Zayed, CEO of Pernix Group, stated that, “we are very excited about Gregg and Scott joining Pernix as our company continues to build critical mass and strategic presence in its key markets. Together with Jim Rice, our Vice President - Construction, and Carol Groeber, our Corporate Controller, we continue to add the executive-level expertise and resources necessary to support the recent growth in our business and to implement new initiatives to drive future growth. We welcome Gregg and Scott and look forward to their contributions to our continuing success.”

Pernix Group, Inc. is a global company with its international headquarters located in Lombard, Illinois. The company is engaged in three primary business segments: construction services as a Design-Build General Contractor in the Federal and Government market; building, managing and investing in credit-worthy and bankable Energy Projects as an Independent Power Producer and General Contractor; and as a provider of RF Transmitter Design, Installation, and Service. We have full-scale construction and management capabilities, with fully-staffed subsidiaries in the Western Pacific islands of Tinian and Saipan, in the South Pacific island of Fiji, and Berlin, Germany.  Pernix Group is engaged in stand-alone and joint venture projects up to approximately $100 million including the construction of a multi-million dollar United States Embassy in Suva, Fiji, a rehabilitation project in Niamey, Niger, and a Containerized Housing Unit for the U.S. State Department Overseas Building Operations in Baghdad, Iraq. Pernix

Group, Inc. common stock is traded on the over the counter bulletin board (OTCBB) under the symbol PRXG. Additional information is available at www.pernixgroup.com.

Forward-Looking Statement

Certain of the statements made in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission.

For additional information contact:

Gregg Pollack

Chief Financial Officer & Vice President - Administration

Pernix Group, Inc.

Tel: (630) 620-4787

gpollack@pernixgroup.com

Carol Groeber

Corporate Controller and Principal Accounting Officer

Pernix Group, Inc.

Tel: (630) 620-4787

cgroeber@pernixgroup.com